Exhibit 23.4

深圳市龙岗区雅宝路 1 号星河 WORLD F 栋 18 层 F1806 号 Suite F1806, Xinghe WORLD Tower F, No.1 Yabao Road, Shenzhen T 0755-8958 5892 F +86 0755-8958 6631 www.chonglilaw.com

November 29, 2024

To: MicroAlgo Inc. (the “Company”)

Unit 507, Building C, Taoyuan Street,

Long Jing High and New Technology Jingu Pioneer Park,

Nanshan District, Shenzhen, People’s Republic of China

(Address of registrant’s principal executive offices)

Ladies and Gentlemen,

We hereby consent to the reference of our name in the Company’s prospectus on Form F-3 (the “Prospectus”) which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of November 2024. We also consent to the filing of this consent letter with the SEC as an exhibit to the Prospectus.

In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[The following is the signature page.]

Yours faithfully,

/s/ Guangdong Chong Li Law Firm